Exhibit 4.4

UNITEDHEALTH GROUP INCORPORATED

$750,000,000 4.250% Notes due March 15, 2043

Officers’ Certificate and Company Order

Pursuant to the Indenture, dated as of February 4, 2008 (the “Indenture”), between UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”), and resolutions adopted by the Company’s Board of Directors on October 30, 2007, this Officers’ Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture. This Officers’ Certificate and Company Order shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

All conditions precedent provided for in the Indenture relating to (i) the establishment of a series of Securities, (ii) the establishment of the form of Securities of such series and (iii) the procedures for authentication and delivery of such series of Securities have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A. Establishment of a Series of Securities pursuant to Section 301 of the Indenture.

There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

(1)	The Securities shall bear the title “4.250% Notes due March 15, 2043” (referred to herein as the “Notes”).

(2)	The aggregate principal amount of the Notes to be issued pursuant to this Officers’ Certificate and Company Order shall be limited to $750,000,000 except for (a) Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, or 1007 of the Indenture, (b) Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder and (c) any Securities of this series which are issued in the manner contemplated by paragraph 18(a) hereof.

(3)	Interest will be payable to the Person in whose name a Note (or any Predecessor Security) is registered at the close of business on the Regular Record Date (as defined below) immediately preceding each Interest Payment Date (as defined below). In the event that a payment of principal or interest is due on a date that is not a Business Day (as defined below), the related payment of principal or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or date of maturity, as the case may be. “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close.

(4)	The Stated Maturity of the Notes shall be March 15, 2043.

(5)	The Notes shall bear interest at the rate of 4.250% per annum (based upon a 360-day year of twelve 30-day months), from February 28, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on March 15 and September 15 in each year, commencing September 15, 2013, until the principal thereof is paid or made available for payment. Each such March 15 and September 15 shall be an “Interest Payment Date” for the Notes, and each March 1 and September 1 (whether or not a Business Day), as the case may be, immediately preceding an Interest Payment Date for the Notes shall be the “Regular Record Date” for the interest payable on such Interest Payment Date.

The provision related to interest on overdue principal in Section 501 of the Indenture shall not be applicable to the Notes.

(6)	Principal of (and premium, if any) and interest on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to a Global Security (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for notes bearing identical terms and provisions at the corporate trust office of U.S. Bank National Association, in St. Paul, Minnesota. The method of such payment shall be by wire transfer for Notes held in book-entry form or at the option of the Company by check mailed to the Person entitled thereto as shown on the Security Register.

(7)	The Notes will be subject to redemption, in whole or in part, at any time before September 15, 2042 (six months prior to their Stated Maturity), at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

The Notes will be subject to redemption, in whole or in part, at any time on or after September 15, 2042 (six months prior to their Stated Maturity), at the option of the Company at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

For this purpose, the following terms have the following meanings:

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“Treasury Yield” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

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“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker appointed by the Trustee after consultation with the Company as having an actual or interpolated maturity comparable to the remaining term of the Notes being redeemed, or such other maturity that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

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“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

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“Independent Investment Banker” means any of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc., U.S. Bancorp Investments, Inc. or Wells Fargo Securities, LLC or their respective successors or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

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“Reference Treasury Dealer” means (i) any of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. or Wells Fargo Securities, LLC or their affiliates and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, any of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc., or Wells Fargo Securities, LLC; provided, however, that if Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc., or Wells Fargo Securities, LLC or any of their respective affiliates shall cease to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by the Trustee.

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“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

A notice of redemption may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Company will not be obligated to redeem the Notes.

A partial redemption of the Notes may be effected on a pro rata basis (and in such manner as complies with applicable legal and stock exchange requirements, if any) or in such method as the Trustee, in the exercise of its reasonable discretion, deems fair and appropriate. The Trustee may provide for the selection for redemption of portions in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed.

Unless any Note called for redemption shall not be paid upon surrender thereof for redemption, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

(8)	The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provisions.

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its option to redeem all the Notes of this series, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Notes of this series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth herein. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes of this series repurchased, plus accrued and unpaid interest, if any, on the Notes of this series repurchased to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be transmitted to Holders of the Notes of this series describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is transmitted (a “Change of Control Payment Date”). The notice shall, if transmitted prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, the Holder’s Note together with the form entitled “Election Form” (which form is annexed to the Note) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth:

(i)	the name of the Holder of the Note;

(ii)	the principal amount of the Note;

(iii)	the principal amount of the Note to be repurchased;

(iv)	the certificate number or a description of the tenor and terms of the Note;

(v)	a statement that the Holder is accepting the Change of Control Offer; and

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(vi)	a guarantee that the Note, together with the form entitled “Election Form” duly completed, will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the Note, but in that event the principal amount of the Note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Notes of this series or portions of such Notes properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of this series or portions of such Notes properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Notes of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes of this series or portions of such Notes being repurchased.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes of this series properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes of this series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of this series, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes of this series by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the Notes of this series, the following terms have the following meanings:

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“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person, other than the Company or a Subsidiary; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of

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which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

•	“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

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“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes of this series were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

•	“Fitch” means Fitch, Inc., and its successors.

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“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

•	“Moody’s” means Moody’s Investors Service, Inc., and its successors.

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“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes of this series or fails to make a rating of such Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

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“Rating Event” means the rating on the Notes of this series is lowered by each of the three Rating Agencies and the Notes of this series are rated below an Investment Grade Rating by each of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of the Notes of this series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

•	“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

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“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

(9)	The Notes shall not be convertible into shares of Common Stock of the Company or exchangeable for any other securities.

(10)	The Trustee shall be the Security Registrar and the Paying Agent.

(11)	The amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

(12)	The Notes shall be subject to the covenants and definitions set forth in the Indenture.

(13)	The Notes will be issued only in fully registered form and the minimum initial purchase amounts of the Notes shall be $2,000 and any whole multiples of $1,000 in excess thereof.

(14)	The Notes shall be subject to the Events of Default specified in Section 701, paragraphs (i) through (vii), of the Indenture.

(15)	The portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of maturity thereof shall not be less than the principal amount thereof.

(16)

The Notes shall be “Global Securities” as defined in the Indenture, and shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as Depositary, registered in the name of a nominee of the Depositary. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, shall be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Indenture. The forms and terms of the Notes and the Trustee’s certificate of

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authentication shall be substantially as set forth on Exhibit B hereto. The terms and provisions contained in the form of Notes set forth in Exhibit B shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Officers’ Certificate and Company Order.

(17)	The defeasance provisions set forth in Article IX of the Indenture shall apply to the Notes.

(18)	The following additional terms shall apply to the Notes:

(a)	Further Issuances. The Company may, so long as no Event of Default has occurred, without the consent of the Holders of the Notes, issue additional notes with the same terms as the Notes in accordance with the corporate authority existing at the time of such additional issuance, and such additional notes shall be considered part of the same series under the Indenture as the Notes and will vote together with the Notes as one class on all matters with respect to the Notes.

(b)	Transfer and Exchange.

(i)	The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Officers’ Certificate and Company Order (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred. Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of the Indenture and/or applicable United States federal or state securities law.

(ii)	Each Global Security shall bear the global security legend set forth on Exhibit A hereto.

(19) The CUSIP number for the global Note is 91324P CD2 and the ISIN number for the global Note is US91324PCD24.

B. Establishment of Forms of Securities Pursuant to Section 201 of Indenture.

It is hereby established, pursuant to Section 201 of the Indenture, that the Global Security representing the Notes shall be substantially in the form attached as Exhibit B hereto.

C. Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture.

It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, the Notes in the aggregate principal amount of $750,000,000 registered in the name of Cede & Co., which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes to or on behalf of The Depository Trust Company on or before 10:30 a.m., Central Standard Time, on February 28, 2013.

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D. Other Matters.

The Company has provided to the Trustee true and correct copies of resolutions adopted by the Board of Directors of the Company on October 30, 2007, January 18, 2008 and November 2, 2010; such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions (together with this Officers’ Certificate and Company Order) are the only resolutions or other action adopted by the Company’s Board of Directors or any committee thereof or by any officers of the Company relating to the offering and sale of the Notes.

The undersigned Senior Vice President and Treasurer being an Authorized Representative as defined in the resolutions of the Board of Directors of the Company adopted on October 30, 2007 certifies that (i) he has approved the terms of the Notes as set forth in this Officers’ Certificate and Company Order, (ii) he has approved and ratified the terms and form of the Underwriting Agreement (the “Underwriting Agreement”) and Pricing Agreement (the “Pricing Agreement”), each dated February 25, 2013, by and among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc., U.S. Bancorp Investments, Inc. or Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule I to the Pricing Agreement, and (iii) he has approved and ratified the Indenture, all in accordance with the authority of such officer pursuant to such resolutions.

The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of the Notes, (ii) the establishment of the forms of the Notes and (iii) the authentication of the Notes, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Simpson Thacher & Bartlett LLP, Kuai H. Leong, Senior Deputy General Counsel for the Company, and Hogan Lovells US LLP are entitled to rely on this Officers’ Certificate and Company Order in connection with the opinions they are rendering pursuant to Sections 10(b), 10(c), and 10(d), respectively, of the Underwriting Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate and Company Order this 28th day of February, 2013.

UNITEDHEALTH GROUP INCORPORATED

/s/ Robert W. Oberrender
Robert W. Oberrender
Senior Vice President and Treasurer

/s/ Dannette L. Smith
Dannette L. Smith
Senior Deputy General Counsel and Secretary to the Board

SIGNATURE PAGE TO 2043 NOTES OFFICERS’ CERTIFICATE AND COMPANY ORDER

EXHIBIT A

FORM OF LEGENDS

Global Security Legend

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXHIBIT B

FORM OF GLOBAL SECURITY

[See attached.]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	UNITEDHEALTH GROUP INCORPORATED	$[ ]
No. [ ]	4.250% Notes due March 15, 2043	CUSIP No. 91324P CD2 ISIN No: US91324PCD24

UNITEDHEALTH GROUP INCORPORATED, a Minnesota corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] Dollars ($[            ]) on March 15, 2043 (the “Stated Maturity”), and to pay interest thereon from February 28, 2013 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year (each, an “Interest Payment Date”), commencing September 15, 2013, and at maturity, at the rate of 4.250% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the March 1 or September 1 (whether or not a Business Day, as hereinafter defined) immediately preceding each such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid (i) to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee. In the event that a payment of principal or interest is due on a date that is not a Business Day (as defined below), the related payment of principal or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or date of maturity, as the case may be. “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close.

Payment of the principal of and the interest on this Note will be made at the corporate trust office of U.S. Bank National Association, in St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The method of such payment shall be by wire transfer for a Note held in book-entry form or at the option of the Company by check mailed to the Person entitled thereto as shown on the Security Register. Payment of the principal of and interest on this Note due at maturity will be made in immediately available funds upon presentation of this Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February     , 2013

UNITEDHEALTH GROUP INCORPORATED

By:
Name: Robert W. Oberrender
Title: Senior Vice President and Treasurer

Attest:
Name: Dannette L. Smith
Title: Senior Deputy General Counsel and Secretary to the Board

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated herein and issued

pursuant to the within-mentioned

Indenture.

Dated: February     , 2013

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

UnitedHealth Group Incorporated

2043 Notes

[REVERSE SIDE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under an indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee), as further supplemented by an Officers’ Certificate and Company Order dated February 28, 2013 pursuant to Section 301 of the indenture (together, the “Indenture”) between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to $750,000,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Notes of this series, issue additional notes with the same terms as the Notes of this series, and such additional notes shall be considered part of the same series under the Indenture as the Notes of this series.

Optional Redemption

This Note is redeemable, in whole or in part, at any time before September 15, 2042 (six months prior to its Stated Maturity), at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of this Note to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Note to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

This Note is redeemable, in whole or in part, at any time on or after September 15, 2042 (six months prior to its Stated Maturity), at the option of the Company at a Redemption Price equal to 100% of the principal amount of this Note to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

For this purpose, the following terms have the following meanings:

•

“Treasury Yield” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

•

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker appointed by the Trustee after consultation with the Company as having an actual or interpolated maturity comparable to the remaining term of this Note being redeemed, or such other maturity that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note being redeemed.

•

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

•

“Independent Investment Banker” means any of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc., U.S. Bancorp Investments, Inc. or Wells Fargo Securities, LLC or their respective successors or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

•

“Reference Treasury Dealer” means (i) any of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. or Wells Fargo Securities, LLC or their affiliates and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, any of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. or Wells Fargo Securities, LLC; provided, however, that if Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. or Wells Fargo Securities, LLC or any of their respective affiliates shall cease to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by the Trustee.

•

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

A notice of redemption may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Company will not be obligated to redeem this Note.

A partial redemption of the Notes may be effected on a pro rata basis (and in such manner as complies with applicable legal and stock exchange requirements, if any) or in such method as the Trustee, in the exercise of its reasonable discretion, deems fair and appropriate. The Trustee may provide for the selection for redemption of portions in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed.

Unless any Note called for redemption shall not be paid upon surrender thereof for redemption, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

This Note will not be entitled to any sinking fund.

Change of Control Offer

If a Change of Control Triggering Event (as defined herein) occurs, unless the Company has exercised its option to redeem all the Notes of this series, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Notes of this series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth herein. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes of this series repurchased, plus accrued and unpaid interest, if any, on the Notes of this series repurchased to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be transmitted to Holders of the Notes of this series describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is transmitted (a “Change of Control Payment Date”). The notice shall, if transmitted prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, this Note together with the form entitled “Election Form” (which form is annexed hereto) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth:

(i) the name of the Holder of this Note;

(ii) the principal amount of this Note;

(iii) the principal amount of this Note to be repurchased;

(iv) the certificate number or a description of the tenor and terms of this Note;

(v) a statement that the Holder is accepting the Change of Control Offer; and

(vi) a guarantee that this Note, together with the form entitled “Election Form” duly completed, will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of this Note, but in that event the principal amount of this Note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes of this series or portions of such Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of this series or portions of such Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes of this series or portions of such Notes being repurchased.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes of this series properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes of this series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of this series, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes of this series by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the Notes of this series, the following terms are applicable:

•

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person, other than the Company or a Subsidiary; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

•	“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

•

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes of this series were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

•	“Fitch” means Fitch, Inc., and its successors.

•

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

•	“Moody’s” means Moody’s Investors Service, Inc., and its successors.

•

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes of this series or fails to make a rating of such Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

•

“Rating Event” means the rating on the Notes of this series is lowered by each of the three Rating Agencies and the Notes of this series are rated below an Investment Grade Rating by each of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of the Notes of this series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

•	“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

•

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Miscellaneous Provisions

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Company’s obligations in respect of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note is registrable in the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in fully registered form without coupons in minimal initial purchase amounts of $2,000 and whole multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series which are of like tenor for any authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions.

All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                 agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

Initial Principal Amount at maturity of Global Security: [            ] Dollars ($[            ]).

The following exchanges of a part of this Global Security for an interest in another Global Security or for a certificated note, or exchanges of a part of another Global Security or certificated note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Note (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Note, to the undersigned,                            , at                             (please print or typewrite name and address of the undersigned).

For this election to accept the Change of Control Offer to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, either (i) this Note with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Note, (b) the principal amount of the Note, (c) the principal amount of the Note to be repurchased, (d) the certificate number or description of the tenor and terms of the Note, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Note to be repurchased, together with this “Election Form” duly completed will be received by the Paying Agent five Business Days prior to the Change of Control Payment Date. The address of the Paying Agent is U.S. BANK NATIONAL ASSOCIATION, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292.

If less than the entire principal amount of the within Note is to be repurchased, specify the portion thereof (which principal amount must be $2,000 or an integral multiple of $1,000 in excess thereof) which the Holder elects to have repurchased: $            .